AMENDMENT TO I-COMPLIANCE SERVICES AGREEMENT

      This Amendment to the i-Compliance Services Agreement ("Amendment") is made as of May 31, 2008, among The James Advantage Funds (the "Trust"), an Ohio business trust, James Investment Research Inc. (the "Adviser"), an Ohio corporation, and JPMorgan Chase Bank, N.A. ("JPMorgan"), having its principal place of business in Ohio (formerly Integrated Fund Services, Inc.) ("Integrated").

      WHEREAS, JPMorgan furnishes services to the Trust pursuant to an i-Compliance Services Agreement dated as of October 5, 2004 by and between JPMorgan, the Trust, and the Adviser (the "i-Compliance Agreement"); and

      WHEREAS, Integrated was acquired by JPMorgan; and

      NOW, THEREFORE, in accordance with the i-Compliance Agreement, the parties hereto, intending to be legally bound, agree to amend the i-Compliance Agreement as follows:

      1. The i-Compliance Agreement is hereby amended to delete the name of Integrated Fund Services, Inc. referred to in the i-Compliance Agreement, and replace it with JPMorgan Chase Bank, N.A.

      2. The term of the i-Compliance Agreement is hereby extended through June 30, 2010.

      3. In all other respects, the i-Compliance Agreement is unchanged and shall remain in fu11 force and effect.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers, effective as of the day and year first above written.


                                         THE JAMES ADVANTAGE FUNDS

                                         By: /s/ Thomas L. Mangan
                                             -----------------------------------

                                         Its: Vice President
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                                         JAMES INVESTMENT RESEARCH INC.

                                         By: /s/ Barry R. James
                                             -----------------------------------

                                         Its: President
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                                         JPMORGAN CHASE BANK, N.A.

                                         By: /s/ Roy E. Rogers
                                             -----------------------------------

                                         Its: Managing Director
                                              ----------------------------------